eHealth Announces CEO Succession

Derrick Duke Appointed Chief Executive Officer After Transition Period

Fran Soistman to Retire, Remain on eHealth Board of Directors

AUSTIN, Texas, July 29, 2025 – eHealth, Inc. (Nasdaq: EHTH), a leading private online health insurance marketplace (the "Company"), today announced that the Company's Board of Directors has appointed Derrick Duke as its next Chief Executive Officer. Duke will join eHealth on August 4th 2025, to begin the transition process before officially stepping into the CEO role and joining the Board of Directors on September 18th, 2025. He will succeed Fran Soistman, who, as previously announced, will retire from his role as CEO while continuing to serve on the Board. Soistman will remain with the Company as an executive advisor through December 31, 2025, to assist with the transition.

Derrick Duke currently serves as CEO of Magellan Health, a leading national healthcare management organization and subsidiary of Centene Corporation (NYSE: CNC). Previously, he held senior leadership roles at Magellan, including the dual roles of Chief Operating and Chief Financial Officer where he led the finance organization, business transformation initiatives, and behavioral health clinical services.

“We are thrilled to welcome Derrick Duke as eHealth’s next CEO. He brings a rare combination of financial acumen, operational expertise, and deep knowledge of the healthcare and insurance landscape – exactly what’s needed to lead eHealth into its next phase of profitable growth,” said Beth Brooke, Chair of eHealth’s Board of Directors. “At Magellan, Derrick’s leadership during a key transitional period helped streamline operations, drive efficiency, and position the company for long-term growth. The Board is confident that under his seasoned leadership, eHealth will continue to innovate and deliver exceptional value to our customers, stockholders, and stakeholders alike.”

“I am honored to join eHealth at such a pivotal time in its journey. The company’s proud legacy of helping millions of consumers navigate complex healthcare decisions is inspiring, and its modern, technology-driven approach to empowering consumers with the tools to make informed decisions resonates deeply with me. I’m excited to build on that foundation and work alongside eHealth’s talented leadership team to drive even greater value to our customers,” commented Derrick Duke.

“Leading eHealth has been a privilege, and I am incredibly proud of what we have accomplished together. I want to thank our employees, partners, and customers for their trust and commitment. I am confident that under Derrick’s leadership, eHealth will continue to grow and evolve as a leader in helping individuals, families, and businesses find the right health coverage for their needs,” commented Fran Soistman.

Beth Brooke continued, “On behalf of the entire eHealth Board and Company, I want to express our deepest gratitude to Fran for his outstanding leadership and contributions to eHealth. His vision and dedication have been instrumental in successfully transforming our business operations, evidenced in the Company’s incredibly strong 2024 Annual Enrollment Period. The foundation that Fran has created in his transformational leadership will allow Derrick to take eHealth to even greater heights. Although Fran is retiring, we are thrilled that he will remain on our eHealth Board."

About Derrick Duke

Derrick Duke brings over 30 years of strategic leadership and financial expertise in the health insurance and managed care sectors. Most recently, he served as Chief Executive Officer at Magellan Health, a leading national healthcare management firm, where he led strategic growth and operational execution following a rapid rise through the C-suite – first as Chief Risk Officer in 2020, and then as Chief Operating and Financial Officer in early 2022.

Before joining Magellan, Derrick spent nearly 16 years at HealthMarkets, one of the largest U.S. health insurance agencies, holding multiple senior roles including Chief Investment Officer, Chief Financial Officer, and Chief Operating Officer. He steered the company’s finance, actuarial, IT, underwriting, compliance and customer service teams and helped lead the organization through its acquisition by UnitedHealth Group in 2019.

Earlier in his career, Derrick was Executive Vice President and Chief Investment Officer at National Health Insurance (now part of Allstate Insurance), where he gained deep experience in investment strategy and insurer financial management.

Derrick holds a bachelor’s degree in finance from Hardin-Simmons University and an MBA from the University of Texas at Arlington.

About eHealth, Inc.

We’re Matchmakers. For over 25 years, eHealth has helped millions of Americans find the healthcare coverage that fits their needs at a price they can afford. As a leading independent licensed insurance agency and advisor, eHealth offers access to over 180 health insurers, including national and regional companies.

For more information, visit ehealth.com or follow us on LinkedIn, Facebook, Instagram, and X. Open positions can be found on our career page.

Forward Looking Statements

This press release contains certain forward-looking statements that are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including the date the incoming CEO is expected to join us as an employee, the expected date of the CEO transition, and our expectations regarding our business, industry and market trends, including market opportunity, consumer demand and our competitive advantage. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include those described in eHealth's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission and available on the investor relations page of eHealth's website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission's website at www.sec.gov.

All forward-looking statements in this press release are based on information available to eHealth as of the date hereof, and eHealth does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contact:

Media
Lara Sasken
Chief Communications Officer
pr@ehealth.com

Investors
Kate Sidorovich, CFA
Senior Vice President, Investor Relations & Corporate Development
investors@ehealth.com